CreditRiskMonitor.com, Inc. 8-K

Exhibit 99.1

NEWS RELEASE

CreditRiskMonitor Announces Management Change

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@creditriskmonitor.com

FOR IMMEDIATE RELEASE

VALLEY COTTAGE, NY – June 22, 2016 – CreditRiskMonitor announced that its head of marketing, Patricia McParland, has made a personal decision to pursue an opportunity outside the company. Her resignation is effective July 8, 2016.

The company will conduct a search for a new Vice President of Marketing. Louis Cassetta, Director of Marketing, will lead the team during the transition.

“We remain committed to aggressively expanding our marketing efforts and will build on the strong foundation Pat has created,” said CEO Jerry Flum. “We thank her for her many contributions and wish her all the best. We are in good hands with Lou, who has an extensive background in financial B2B marketing at ValueLine, SourceMedia, Institutional Investor and AOL, among others.”

About CreditRiskMonitor
CreditRiskMonitor (http://www.creditriskmonitor.com) helps corporate credit and procurement professionals stay ahead of and manage financial risk quickly, accurately and cost effectively. It offers comprehensive commercial credit and financial risk analysis covering public companies worldwide. Unlike other commercial credit bureaus like Dun & Bradstreet, CreditRiskMonitor’s primary focus is on financial analysis of publicly traded company risk.

Over 35% of the Fortune 1000 depend on CreditRiskMonitor’s timely news alerts and reports featuring detailed analyses of financial statements, ratio analysis, peer analyses, bond agency ratings, and the Company’s proprietary FRISK® scores, proven 96% predictive in anticipating corporate financial stress, including bankruptcy.

Safe Harbor Statement
Certain statements in this press release, including statements prefaced by the words “anticipates”, “estimates”, “believes”, “expects” or words of similar meaning, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as “risk factors” or otherwise in the Company’s Registration Statements or Securities and Exchange Commission Reports. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.